Exhibit 10.35

RESEARCH SERVICES AGREEMENT

THIS RESEARCH SERVICES AGREEMENT (the “Agreement”) is made effective as of 27 January , 2015 (the “Effective Date”), by and between Viking Therapeutics, Inc., a Delaware corporation located at 11119 North Torrey Pines Road, Suite 50, La Jolla, CA 92037, USA (“Viking”) and Academisch Medisch Centrum, with registered office at Meibergdreef 9, 1105 AZ Amsterdam, The Netherlands (“Institution”).

Viking and Institution, also individually a “party” and jointly the “parties”)

WHEREAS

(A)       Viking wishes to engage Institution to conduct, and Institution wishes to perform for Viking, a series of one or more project(s) involving proprietary materials and confidential information of Viking and/or Institution, all on the terms and conditions set forth herein;

(B)       Viking understands that one of Institution’s primary missions is education, scientific research and the advancement of knowledge and the research under this Agreement will be designed to carry out that mission. The manner of performance of the research by Institution shall be determined solely by the Principal Investigator (as defined below). Institution does not guarantee specific results.

(C)       Viking understands that Institution may be involved in similar research as the research contemplated hereunder on behalf of itself or others. Institution shall be free to continue such research provided that it is compliant with any obligations and restrictions pursuant to this Agreement (which could mean that it is conducted separately and by different investigators from the research) and Viking shall not gain any rights via this Agreement to other research.

(D)       Institution does not guarantee that any intellectual property will result from the Research, that any resulting intellectual property will be free of dominance by other’ rights, including rights based on inventions made by other inventors within Institution independently of the Research.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Viking and Institution hereby agree as follows:

1.	Services; SOWs.

(a)         Parties may from time to time agree on a statement of work (an “SOW”) substantially in the form attached to this Agreement as Exhibit A. Each SOW will, upon execution by both parties, form a part of this Agreement and will be subject to all of the terms and conditions contained herein, except to the extent otherwise expressly set forth in such SOW.

(b)         Institution will use reasonable efforts to perform the research and services set forth and under the direction of a Principal Investigator as identified in each SOW (such research and services, the “Services”) in a timely, professional and workmanlike manner in accordance with the applicable academic standards, and in strict accordance with the terms of this Agreement and the SOW (including any timetable and any regulatory standard(s) set forth therein and the Manufacturing Rider to the extent applicable to the SOW) and in strict accordance with all applicable laws and regulations. In performing the Services, Institution agrees to provide its own personnel, equipment, tools and other materials at its own expense, except as expressly specified otherwise in an SOW. If any services, functions or responsibilities not specifically described in this Agreement or an SOW are required for the proper performance and provision of the Services, the parties will in good faith discuss whether these additional services, functions or responsibilities will be part of the SOW and/or whether Viking will pay Institution any additional consideration for the performance thereof. The Services will include a draft report of the results of all studies performed pursuant to the Services, and a final report after Viking’s review of the draft. For Services that include the manufacture of any compound or substance to specifications, the rider of manufacturing terms set forth in Exhibit B (“Manufacturing Rider”) will apply. The SOW for such manufacturing Services will incorporate the Manufacturing Rider by reference, and state to what portion of the Services the Manufacturing Rider applies.

(c)         To enable Institution to perform the Services, as expressly specified in an SOW, Viking may provide Viking Materials in accordance with Section 3 and may disclose Viking’s Confidential Information protected in accordance with Section 4. Institution will be excused from performing its obligations on the timing specified in this Agreement or the applicable SOW to the extent that Viking’s failure to perform materially prevents Institution from doing so, calculated on a day for day basis. In addition, Institution will be excused from its failure perform to the extent that Viking’s failure to perform materially prevents Institution from performing. In any event, each party will promptly notify the other party of any delay or other failure and the consequences of the same and parties shall use commercially reasonable efforts and cooperate with each other to overcome or mitigate the same.

(d)         No SOW may alter or amend the terms set forth in this Agreement unless it explicitly references the Section of this Agreement that does not apply and states the variance from such Section or alternate provision that does apply, with regard to the particular Services covered by such SOW. This same principle applies with regard to the Manufacturing Rider and the terms of the Manufacturing Rider may only be varied by the same procedure as provided in the foregoing sentence.

(e)         Viking may at any time request, in writing, that the scope of Services provided under this Agreement and any SOW be changed. As soon as reasonably possible upon receiving such request, Institution will deliver to Viking in writing an evaluation of the request; such evaluation will describe and support the increase or decrease in Institution’s actual costs, if any, expected to reasonably result from such requested changes, and the amount of additional time, if any, reasonably required and necessary to implement such requested changes. The parties will negotiate in good faith to mutually agree to make any reasonable adjustments to: (i) the compensation payable under this Agreement and any applicable SOW based on the amount of any increase or decrease in Institution’s actual costs and (ii) the delivery schedule or timeline for the Services and/or SOW, in each case, that is reasonably required and necessary to implement such requested changes; provided that the Institution will use commercially reasonable efforts and cooperate to avoid or, if not possible, minimize any delay and/or additional costs. For the avoidance of doubt, Institution will not proceed with the requested changes unless and until it receives written instructions to do so from Viking.

(f)         Institution agrees during the term of this Agreement not to accept work or enter into any agreement or accept any obligation that is inconsistent or incompatible with Institution’s obligations under this Agreement or any SOW or the scope of Services rendered for Viking. Institution represents and warrants that, to the best of its knowledge, there is no other existing agreement or duty on Institution’s part inconsistent with this Agreement.

2.         Payment. As full compensation for any Services performed by Institution under an SOW, Viking will pay to Institution a total amount not to exceed the maximum amount set forth in the applicable SOW. Unless other terms are expressly set forth in the applicable SOW, Viking will pay Institution any amounts for Services within thirty (30) days following the date of Institution’s invoice, which will be issued no earlier than the date an event or a milestone specified in the SOW is completed and the applicable Services are accepted by Viking in accordance with this Agreement. Upon termination of this Agreement (other than for Institution’s material breach), Institution will be paid fees on a proportional basis for Services performed and accepted by Viking in accordance with this Agreement and any applicable SOW, up to and including the effective date of such termination.

3.         Viking Materials. Viking will provide to Institution any materials described in the applicable SOW (together with all derivatives of, analogs of, intermediates of, progeny of, portions of, improvements to, and other materials incorporating or that could not be made without using such materials, the “Viking Materials”). Institution will use the Viking Materials solely for the purpose of performing the Services and in compliance with all applicable laws and regulations. Institution will not use the Viking Materials for any other purpose, or other than as permitted under the applicable SOW. Viking will own all right, title and interest in and to the Viking Materials. Without limitation to its obligations under Section 4, (i) Institution will not sell, transfer, disclose or otherwise provide access to the Viking Materials, any method or process relating thereto, or any information regarding the Viking Materials to any person or entity without the prior express written consent of Viking and (ii) Institution may allow access to the Viking Materials to its employees and agents for purposes consistent with this Agreement, provided that such employees and agents are bound by written agreement to use the Viking Materials in a manner that is consistent with the terms of this Agreement to perform the Services. When the Services are completed, Institution will return any remaining quantities of the Viking Materials to Viking, or otherwise dispose of the Viking Materials as directed by Viking in writing. INSTITUTION ACKNOWLEDGES AND AGREES THAT THE VIKING MATERIALS MAY HAVE BIOLOGICAL AND/OR CHEMICAL PROPERTIES THAT ARE UNPREDICTABLE AND UNKNOWN AT THE TIME OF TRANSFER, THAT THEY ARE TO BE USED WITH CAUTION AND PRUDENCE, AND ARE NOT TO BE USED FOR TESTING IN OR TREATMENT OF HUMANS.

4.         Confidential Information. Any and all information and material, including formulas, data, inventions, know-how, practices, processes, business, technical and financial information, disclosed or made disclosed by the disclosing party (the “Disclosing Party”) to the receiving party (the “Receiving Party”) or obtained by the Receiving Party through inspection or observation of the Disclosing Party’s premises or facilities (whether in writing, or in oral, graphic, electronic or any other form) that is marked as (or provided under circumstances reasonably indicating it is) confidential or proprietary, or if disclosed orally or in other intangible form or in any form that is not so marked, that is identified as confidential at the time of such disclosure is referred to herein as “Confidential Information.” Without limitation to the foregoing, Institution expressly agrees that all Viking Results (as defined in Section 6) will be deemed Viking’s Confidential Information without any need for further marking or designation. The Receiving Party’s use of the Disclosing Party’s Confidential Information will be limited to the following purpose (as applicable to that party) (the “Purpose”): (i) Institution will not use Viking’s Confidential Information except for the sole purpose of carrying out its obligations as expressly set forth under this Agreement or any SOW; and (ii) Viking will not use Institution’s Confidential Information except for the purpose of carrying out its obligations or exercising its rights under this Agreement or any SOW. The Receiving Party agrees that it will (A) hold the Disclosing Party’s Confidential Information in trust and confidence; (B) not use the Disclosing Party’s Confidential Information in any manner or for any purpose other than the Purpose; (C) reproduce the Disclosing Party’s Confidential Information only to the extent reasonably required for the Purpose, and (D) not disclose, deliver, provide, disseminate or otherwise make available to any third party, directly or indirectly, any of the Disclosing Party’s Confidential Information without first obtaining the Disclosing Party’s express written consent on a case-by-case basis. The Receiving Party may disclose the Disclosing Party’s Confidential Information only to employees and agents of the Receiving Party who have a need to know such Confidential Information for carrying out the Purpose, and who are each obligated by a written agreement to comply with confidentiality provisions that are comparable to and no less restrictive than those set forth in this Agreement. The Receiving Party will take at least the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Disclosing Party’s Confidential Information. These obligations of confidentiality and non-use will survive, and remain in effect for a period of five (5) years from, the expiration or termination of this Agreement. The nondisclosure and nonuse obligations in this Section 4 will not apply to any Confidential Information to the extent that the Receiving Party can establish by competent written proof that such Confidential Information of the Disclosing Party (a) is or has become generally known or available other than by any act or omission of the Receiving Party; (b) was rightfully known by the Receiving Party prior to the time of first disclosure to the Receiving Party, (c) is independently developed by the Receiving Party without the use of the Disclosing Party’s Confidential Information; or (d) is rightfully obtained without restriction from a third party who has the right to make such disclosure and without breach of any duty of confidentiality to the Disclosing Party. In addition, the Receiving Party may use or disclose the Disclosing Party’s Confidential Information to the extent (1) specifically approved in advance in writing by the Disclosing Party or (2) that the Receiving Party is legally compelled to disclose any of the Disclosing Party’s Confidential Information provided that, in the case of (2), the Receiving Party will use reasonable efforts to give advance notice of such compelled disclosure to the Disclosing Party, will cooperate with the Disclosing Party in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Disclosing Party’s Confidential Information, including making a reasonable effort to obtain a protective order requiring that such Confidential Information be used only for the purposes for which the law or regulation required, and will use and disclose such Confidential Information solely to the extent required by the law or regulation.

5.        DISCLAIMER OF WARRANTIES.

5.1      VIKING MAKES NO AND HEREBY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO ANY MATERIALS AND CONFIDENTIAL INFORMATION, INCLUDING ANY REPRESENTATION OR WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. VIKING MAKES NO REPRESENTATIONS THAT THE USE OF THE MATERIALS OR VIKING’S CONFIDENTIAL INFORMATION WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

5.2         Institution assumes no responsibility or liability for the nature, conduct or results of any research, testing or other work performed hereunder. All Results conceived, developed and/or reduced to practice by Institution, Principal Investigator, or any of Institution’s employees, consultants, appointees or agents, during and directly arising from the research under this Agreement or any particular SOW are made available to Viking “as is” and Viking understands and agrees that such results are experimental in nature and are made available without any representation or warranty as is set out in this Clause 5.

5.3         INSTITUTION MAKES NO AND HEREBY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO ANY CONFIDENTIAL INFORMATION AND ANY RESULTS CONCEIVED, DEVELOPED AND/OR REDUCED TO PRACTICE BY INSTITUTION, PRINCIPAL INVESTIGATOR, OR ANY OF INSTITUTION’S EMPLOYEES, CONSULTANTS, APPOINTEES OR AGENTS, DURING AND DIRECTLY ARISING FROM THE RESEARCH UNDER THIS AGREEMENT OR A PARTICULAR SOW, INCLUDING ANY REPRESENTATION OR WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. INSTITUTION MAKES NO REPRESENTATIONS THAT THE USE OF THE RESULTS AS IN THIS CLAUSE 5.3 INDICATED OR INSTITUTION’S CONFIDENTIAL INFORMATION WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

6.         Results of Services. Institution will keep complete, accurate and authentic accounts, notes, data and records of the Services and the results of these Services, in sufficient detail for patent application purposes. Institution will promptly and fully disclose to Viking any and all Viking Results. Such disclosure will include copies of relevant summaries and reports. “Viking Results” will mean all discoveries, ideas, methodologies, know-how, trade secrets, formulas, concepts, information, data, results, technology, specifications, inventions and other creations (whether or not patentable) that are conceived, created, developed or otherwise provided by or for Institution (alone or with others) or reduced to practice in the course of performing, or are obtained from, based on, result from or in connection with, the Services, after the execution of this Agreement (and, if based on Viking’s Confidential Information, after termination of this Agreement) and whether or not conceived of, created or otherwise developed during regular business hours, including any of the foregoing based on or relating to the Viking Materials or Viking’s Confidential Information, the manufacture, use and/or testing of any of the Viking Materials or Viking’s Confidential Information, and any feedback, improvements or modifications to or derivatives of any of the foregoing, together with all intellectual property and proprietary rights therein (including patent applications and patents claiming the same). Viking Results will also include all derivatives of, analogs of, intermediates of, progeny of, portions of, improvements to, and other materials incorporating or that could not be made without using, any Viking Materials.

7.         Institution Representations and Warranties.

(a)         Institution represents, warrants and covenants that: (i) Institution has the full power and authority to enter into this Agreement and the SOWs and to perform its obligations hereunder and there under, without the need for any consents, approvals or immunities not yet obtained; (ii) Institution’s execution of and performance under this Agreement and the SOWs will not breach any oral or written agreement with any third party or any obligation owed by Institution to any third party to keep any information or materials in confidence or in trust; (iii) the Viking Results will be the original work of Institution, and any persons involved in the development of Viking Results have executed (or prior to any such involvement, will execute) a written agreement with Institution in which such persons (A) assign to Institution all right, title and interest in and to the Viking Results in order that Institution may fully grant the rights to Viking as provided herein and (B) agree to be bound by confidentiality and non-disclosure obligations no less restrictive than those set forth in this Agreement; (iv) Institution has the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained;

(b)         If Institution breaches any of the warranties in Section 7(a), in addition to and not in lieu or limitation of any other rights or remedies Viking may have, Viking will be entitled, at its sole option and discretion, (i) to a full refund of amounts paid in respect of the defective Service or Viking Results or (ii) require Institution to re-perform any Services not conforming to the foregoing warranties or repair or correct any Viking Results not conforming to the foregoing warranties at Institution’s sole cost and expense within a period of time to be specified by Viking in Viking’s reasonable discretion.

(c)         The express undertakings and warranties given by Institution in this Agreement are in lieu of all other warranties, conditions, terms, undertakings and obligations, whether express or implied by statute, common law, custom, trade usage, course of dealing or in any other way. All of these are excluded to the fullest extent permitted by law.

8.         Proprietary Rights; Licenses.

(a)         Viking will solely own all right, title and interest in and to the Viking Results. Accordingly, except for Institution’s rights in any technology, inventions, discoveries, works of authorship or other prior creations that were conceived, created or reduced to practice by or for Institution (alone or with others) prior to the Effective Date (collectively, “Institution Background Technology”), Institution hereby irrevocably assigns to Viking all of Institution’s right, title and interest in and to the Viking Results, effective immediately upon the inception, conception, creation or development thereof. Institution retains no rights to use the Viking Results and agrees not to challenge the validity of Viking’s ownership in the Viking Results, except as may be expressly set forth in the applicable SOW or otherwise agreed in writing by the parties and with the exception that notwithstanding any provision to the contrary in this Agreement or any particular SOW.

(b)         To the extent, if any, that any Viking Results are not assignable or that Institution retains any right, title or interest in and to any Viking Results, Institution (i) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Viking with respect to such rights; (ii) agrees, at Viking’s request and expense, to consent to and join in any action to enforce such rights; and (iii) hereby grants to Viking a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sub licensable (through multiple levels of sub licensees), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Viking) all or any portion of such Viking Results, in any form or media (now known or later developed). The foregoing license includes the right to make any modifications to such Viking Results regardless of the effect of such modifications on the integrity of such Viking Results, and to identify Institution, as one or more authors of or contributors to such Viking Results or any portion thereof, whether or not such Viking Results or any portion thereof have been modified. Institution further irrevocably waives any “moral rights” or other rights with respect to attribution of authorship or integrity of such Viking Results that Institution may have under any applicable law under any legal theory.

(c)        Institution will, and will cause its employees performing hereunder to, take all steps and execute and deliver all documents reasonably necessary to evidence or record such assignment by Viking, or to perfect or enforce the Viking Results. Institution hereby appoints Viking as Institution’s attorney-in-fact for the purpose of executing and delivering such documents if Viking is unable, after making reasonable inquiry, to obtain such from Institution. If Institution enjoys a similar appointment from its employees, it will exercise it with respect to the Viking Results in the manner and to the extent requested by Viking. Institution will provide the assistance as called for in this paragraph both during and after the term of this Agreement for no additional consideration. Institution will only use employees (or consultants or other agents of Institution) in the performance of the Services that are under a written obligation to assign the Results to Institution. In performing the Services, Institution will only use technology (whether in the form of know-how, patented or otherwise) that Institution has a legal right to use. Institution agrees and acknowledges that Institution will acquire no rights of any kind whatsoever (including by ownership, license, option or otherwise) with respect to any Viking Materials, any of Viking’s Confidential Information or any other of Viking’s information or materials, or any intellectual property or proprietary rights therein, as a result of Institution’s performance under this Agreement (unless otherwise set out therein) or otherwise.

9.          Term. This Agreement will commence on the Effective Date and will, unless earlier terminated by either party in accordance with Section 10, continue in full force and effect for a period being the longer of; (i) one (1) year; and (ii) the end date stated in the last SOW executed under this Agreement.

10.        Termination.

(a)        Viking may terminate this Agreement or any SOW at its convenience, with or without cause, upon thirty (30) days’ prior written notice to Institution. For the avoidance of doubt, termination of any SOW will not itself terminate any other SOW, and such remaining SOW(s) will remain in full force and effect until the completion of the Services in accordance with the terms there under or terminated in accordance with this Section 11(a) or Section 11(b), as applicable.

(b)        Either party may terminate this Agreement and/or any SOW for the other’s party’s material breach of this Agreement or any SOW that is not cured within thirty (30) days following notice from the non-breaching party to the breaching party specifying such breach. Any such termination will be effective at the end of such thirty (30) days. Viking may also terminate this Agreement immediately for Institution’s breach of Sections 4 and 9.

(c)        Upon the effective date of any termination of this Agreement or any SOW, Institution will immediately cease performing any Services under this Agreement or such SOW, as applicable. Providing that Viking has otherwise performed its material obligations under this Agreement, within 45 days after any termination by Viking, Institution will provide a final written report to Viking detailing the Viking Results and the Services performed through the effective date of termination. Unless this Agreement has been terminated by Viking for material breach by Institution, Viking agrees to pay Institution; (i) any amounts due for Services actually rendered in accordance with this Agreement and any applicable SOW; and (ii) any non-cancellable and unrecoverable obligations committed before receipt of the notice of termination, provided that Institute provides Viking with satisfactory proof that such expenses cannot be cancelled or recovered, and such amounts will be in full satisfaction of any obligation or liability of Viking to Institution for payments due to Institution under this Agreement. Sections 3, 4, 5, 6, 8, 9, 11, 12, 13 and 14 will survive the expiration or termination of this Agreement. Termination of this Agreement by either party will not act as a waiver of any breach of this Agreement or any SOW and will not act as a release of either party from any liability for breach of such party’s obligations under this Agreement or any SOW. Neither party will be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law and regulations.

(d)        Upon any termination of this Agreement or at any time upon Viking’s request and at Viking’s sole option, Institution will promptly return to Viking or otherwise dispose of any and all Viking Material and/or Viking’s Confidential Information. Upon any termination and providing that Viking has otherwise performed its material obligations under this Agreement, Institution will also promptly deliver all Viking Results then in progress, and all Viking Materials and other information or materials provided by or on behalf of Viking under this Agreement or any SOW. Subject to the foregoing, upon any termination of this Agreement, Viking will promptly return to Institution any and all of Institution’s Confidential Information and other information or materials provided by or on behalf of Institution under this Agreement or any SOW.

11.	Independent Contractors.

(a)        The parties will perform their obligations under this Agreement as independent Institutions and nothing contained in this Agreement will be construed to be inconsistent with such relationship or status. This Agreement will not constitute, create or in any way be interpreted as a joint venture or partnership of any kind, nor to render Institution to be Viking’s agent. Institution is not authorized and will not have any right, power or authority of any kind to make any representation, contract or commitment, or to assume, create or incur any expense, liability or obligation, express or implied, on behalf of Viking, or otherwise bind Viking in any respect whatsoever.

(b)        Further, it is not the intention of this Agreement or any of the SOWs or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing in this Agreement or any of the SOWs will be construed to confer upon any third party other than the parties hereto a right of action under this Agreement or any SOW or in any manner whatsoever.

(c)         Institution (and its employees and agents) will not be entitled to any of the benefits Viking may make available to its employees, such as group insurance, profit-sharing or retirement benefits.

(d)         All amounts payable to Institution under this Agreement will be paid in Euro’s and are exclusive of VAT (or any similar tax).Viking may regularly report amounts paid to Institution with the Internal Revenue Service as required by law. Because Institution is an independent contractor, Viking will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Institution’s (or its employees’ or agents’) behalf.

12.	Indemnification.

(a)         Indemnification of Viking.    In addition to any other remedy available to Viking, Institution shall defend, indemnify and hold harmless Viking, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all liabilities, claims, demands, causes of action, damages, loss and expenses, including interest, penalties and reasonable lawyers’ fees and disbursement (“Losses”), incurred by them to the extent resulting from or arising out of or in connection with (a) any breach of any obligation in this Agreement by Institution, the Principal Investigator or Institution’s researchers involved in the research under this Agreement, (b) the inaccuracy or breach of any representation or warranty made by Institution in this Agreement or (c) the enforcement of Viking’s rights under this Section 13, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of Viking, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

(b)         Indemnification of Institution.    In addition to any other remedy available to Institution, Viking shall defend, indemnify and hold harmless Institution, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (a) any breach of any obligation in this Agreement by Viking, (b) the inaccuracy or breach of any representation or warranty made by Viking in this Agreement, (c) any material damages or personal injury or death suffered as a result of the use by Viking or its Affiliates of the Results, or (d) the enforcement of Institution’s rights under this Section 13, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of Institution, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

13.	Limitation of Liability.

(a)         The total aggregate liability of Institution under this Agreement, including for any liability under the indemnity provided in Clause 11.1, shall be limited to the maximum amount paid to Institution by Viking under the Research Budget pursuant to Clause 3 at the moment any such liability occurs.

(b)         Consequential Loss In no event shall the indemnifying party under Clause 13 be liable to the other party for special, incidental or consequential damages arising under or as a result of this Agreement (or termination thereof), including, but not limited to, the loss of prospective profits or on account of expenses, investments, or commitments in connection with the business or goodwill or otherwise.

14.         Entire Agreement. This Agreement, together with the Exhibits attached hereto and any SOWS, which are incorporated herein by reference, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties with respect to its subject matter, and supersedes and terminates all prior agreements, covenants, promises, agreements, warranties, representations, conditions, and understandings, whether written or oral, between the parties with respect to such subject matter, and all past courses of dealing or industry custom. This Agreement may only be amended by a writing signed by the respective authorized officers of the parties hereto. In the event there is a conflict between an SOW and this Agreement, the terms of this Agreement shall govern.

15.         Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Agreement will be commenced in a federal court in the Southern District of California or in state court in the County of San Diego, California, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

16.         Noninterference. Each party acknowledges that the other party’s relationships with its employees, agents, suppliers, customers and vendors are valuable business assets. Accordingly, each party agrees that, during the period of this Agreement and for one (1) year thereafter, such party shall not (for itself or for any third party) divert or attempt to divert from the other party any business, employee, agent, supplier, client, customer or vendor, through solicitation or otherwise.

17.         Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be void, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

18.         Assignment. Institution acknowledges that Viking has entered into this Agreement on the basis of the particular abilities of Institution. Accordingly, Institution will not and will not have the right to assign, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Viking, not unreasonably to be withheld. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns

19.         Notices. Any notice, report, communication or consent required or permitted by this Agreement will be in writing and will be delivered personally or sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by an internationally recognized courier, or (c) by email or facsimile transmission with confirmed answer-back, followed within fourteen (14) days by a copy mailed in the preceding manner, addressed to the other party at the address set forth on the signature page of this Agreement or at such other address for which such party gives notice hereunder. Notice by personal delivery will be deemed effective upon receipt. Notice by courier or registered mail will be deemed effective three (3) business dates after the date sent. Notice by email or facsimile will be deemed effective upon sender’s receipt of confirmation of recipient’s receipt of the email or fax.

20.         Waiver; Construction. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision, and no waiver will be effective unless made in writing and signed by the waiving party. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party

21.         Counterparts. This Agreement may be executed (including by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one Agreement.

22.         Use of Viking’s Name. Except as explicitly permitted under this Agreement, neither Party shall make any public announcement relating to this Agreement or the transactions covered by it or mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this clause 27 shall not prohibit any Party from making any disclosure that is required by applicable law. In any permitted statements, the Parties shall describe the scope and nature of their participation under this Agreement accurately and appropriately.

23.         Academic Publications.  Publicity.  Institution agrees to keep the terms of this Agreement and any SOW confidential. Institution will not make any public statement or other announcement relating to the terms of this Agreement or any SOW without the prior written approval of Viking.

24.         Institution and Viking recognize the traditional freedom of all scientists to publish and present promptly the results of their research. Institution and Viking also recognize that patent rights can be jeopardized by public disclosure prior to the filing of suitable patent applications and that confidential information can be inadvertently disclosed. Institution therefore reserves the right to make or permit to be made scholarly disclosures of any and all results, including Viking Results, pursuant to its work under this Agreement and any particular SOW, including without limitation, publication in scholarly journals, presentations at academic and other conferences, disclosures to Institution and non-Institution scholars, and disclosures in grant and funding applications. Institution shall submit all proposed publications arising from research under this Agreement to Viking for review before submission to a publisher. Viking shall have appropriate time, as determined by Viking, in which to review the publication, which may be extended for an additional ninety (90) days when Viking discloses reasonable need for such extension in order to file for patent protection of Viking Results or to delete Viking Confidential Information.

25.         Force Majeure. Neither party will be liable for any loss, damage or penalty resulting from delays or failures in performance resulting from acts of God or other causes beyond such party’s reasonable control; provided, however, that (a) such party gives the other party prompt written notice of the failure to perform and the reason therefore and uses its reasonable and diligent efforts to limit the resulting delay in its performance; and (b) no such delay or failure in performance will continue for more than sixty (60) days. In the event that such delay extends longer than sixty (60) days, the other party may terminate this Agreement.

26.         Export Regulations. Institution agrees to comply at all times with any export laws, regulations, orders or other restrictions imposed by the United States government or by any other governmental entity. Notwithstanding any other provision in this Agreement or any SOW to the contrary, Institution agrees and represents and warrants that it will not import, export or re-export, directly or indirectly, any deliverable or other Viking Results or any Institution Materials or other information or materials to any country to which such import, export or re-export is restricted or prohibited, or as to which any such government or any agency thereof requires an export license or other governmental approval at the time of such import, export or re-export without first obtaining such license or governmental approval.

In Witness Whereof, the parties have by duly authorized persons executed this Agreement as of the date first written above.

Institution:		Viking, Inc.

/s/ Prof. Dr. M.M. Levi		/s/ Misha Dinerman, MD

By:	Prof. Dr. M.M. Levi	By:	Misha Dinerman, MD

Title:	Chairman of the Executive Board	Title:	Chief Operating Officer

Date:	2/2/15	Date:	1/26/15

Exhibit A

SOW

   Viking Materials to be Provided by Viking under this SOW

4 different compounds in 3 different concentrations as recommended by Viking Therapeutics. Compounds will be VK0214, VK2809, and their respective active metabolites, VK0214A and VK2809A.

   Drug candidate to which Services relate (if applicable)

VK0214, VK2809, and their active metabolites VK0214A and VK2809A.

   Timetable

Activity	Timing
Evaluation of Viking compounds related to their ability to induce ABCD2 as outlined in the description of work to be performed below.	Final data and report of results expected 16 weeks after receiving the compounds

   Payment Schedule

Time/Event	Amount of Payment
January 27 2015	€50.857

The foregoing amounts will be due and payable by Viking within forty-five (45) days after receipt of proper invoices from Institution. Institution is entitled to provide invoices once monthly, in arrears, with respect to events and milestones that have been completed.

   Regulatory Standards that apply

   Best practices

A-1

Description of work to be performed:

Initial proposal to generate knowledge for Viking compounds related to their effects on ABCD2 expression, VLCFA synthesis, VLCFA degradation and VLCFA levels (fatty acid homeostasis) in control and X-ALD patient cells. In addition, basic toxicology screening of the compounds will be performed on X-ALD cell proliferation and cell survival.

1) A study in cell lines from X-ALD patients and controls to zoom in on the mechanism of action of your agent,

Institution:		Viking, Inc.

/s/ Prof. Dr. M.M. Levi		/s/ Misha Dinerman, MD

By:	Prof. Dr. M.M. Levi	By:	Misha Dinerman, MD

Title:	Chairman of the Executive Board	Title:	Chief Operating Officer

Date:	2/2/15	Date:	1/26/15

A-2